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                                                                   Exhibit 10.17

                   SEPARATION AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------

     THIS AGREEMENT made and entered by and between Jay S. Jacobson ("Employee") the undersigned Employee and Archstone Communities Trust (together with its affiliates and their trustees, directors, officers, shareholders and other affiliates, collectively referred to hereinafter as "Employer").

     WHEREAS, Employee has been employed by the Employer; and

     WHEREAS, the parties have engaged in discussions resulting in an amicable and mutually satisfactory separation of Employee's employment with the Employer. NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereby agree as follows:

     1. Employee hereby resigns Employee's employment with Employer effective February 22, 2000, the date of separation.

     2. Upon this Agreement becoming effective as set forth in paragraph 19, Employer and Employee shall be obligated as set forth herein: a) Employer shall pay Employee severance in a lump sum amount of $424,480.00 (one year's salary and target bonus, plus accrued bonus from January 1, 2000 - February 25, 2000), minus applicable deductions and withholding for state and federal taxes and any health insurance premiums incurred at Employee's election, on such amount. Employee agrees not to accept a full-time position with a publicly traded REIT or national apartment developer for six months after last date of employment, however, if Employee obtains full-time employment with any related or affiliated entity of Archstone Communities,
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          including Security Capital Group affiliates, or a competitor of
          Archstone Communities, including any publicly traded REIT or national apartment developer prior to six months after the separation date, Employee will reimburse Employer for six months of salary and target bonus, minus applicable deductions and withholdings. Employee agrees that he will notify Archstone, c/o Ms. Sharon Orlopp, 7670 S. Chester, Suite 100, Englewood, CO 80112 within five (5) days of accepting any full-time employment. b) Employer shall provide Employee with outplacement services for six months. c) Concurrently with the execution of the Agreement, Employee shall repay the loan from Employer, in the principal amount of $950,000.00 used to purchase 45,325 shares of Employer stock (the "Shares"), which repayment shall be effected through the tender of the 45,325 shares of Employer stock purchased with such loan, which the parties agree shall have an aggregate value of $950,000.00. Employee waives the right to the vested and unvested matching two-for-one shares in the Share Purchase Program. Employee also received a loan from the Employer in the amount of $50,000 plus interest in order to assist with the purchase of the shares. Employee has paid $26,361.00 to date. At the time this Agreement becomes binding on Employee in accordance with Paragraph 19, Employer shall pay Employee $26,361.00 which represents the payments on the loan made by Employee to purchase the shares of Employer stock, and will forgive and release Employee from all remaining debt on the loan. d) Employee shall be entitled

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          to retain ownership of his lap top computer, a Portege 3010CT. e)
          Employee will be entitled to all vested Options, Restricted Share Units, and Dividend Equivalent Units, in accordance with the terms of the 1997 Long Term Incentive Plan.

     3. In the Employee's regular paycheck, due March 10, 2000, the Employer shall pay to Employee, all accrued and unpaid salary and vacation as of February 25, 2000, less the applicable deductions.

     4. Employee is entitled to continue Employer's group health and dental insurance coverage as provided by the Consolidated Omnibus Budget and Reconciliation Act (COBRA). Employer will pay for the COBRA expense until the earlier of the date Employee becomes eligible, as a full-time employee of a new employer, for coverage under a comparable group health and dental insurance plan, or twelve months from the date of separation. Information regarding COBRA enrollment forms and payment requirements will be forwarded to Employee by Employer's human resources department.

     5. In consideration of the promises contained in this Agreement, the Employee and Employer hereby mutually agree to do the following:

          a. Except for a claim based upon a breach of this Agreement, the Employee and Employer hereby release and forever discharge the other (including, in the case of the Employer, its related and affiliated entities, including employee benefit plans and fiduciaries of employee benefit plans, and each of their trustees, officers, directors,

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               representatives, agents, employees and insurers) (Employee,
               Employer and said related parties are hereinafter collectively and individually "said Releasee(s)") from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgements, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, which Employee and Employer have or claim, or might hereafter have or claim, against said Releasee(s) based upon or arising out of any matter or thing whatsoever, from the beginning of the world through the date of this Agreement, including but not limited to any rights, claims, complaints or actions or causes of action which were or could have been asserted by Employee or Employer arising out of or related to Employee's employment by the Employer or Employee's separation and/or resignation therefrom, the purchase (or sale to Employer) of any Employer securities by Employee, or under any local state, or federal law dealing with employment discrimination including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act and the Americans with Disabilities Act.

          b. Upon request of the Employer, Employee shall promptly provide the Employer with a written report and verbal briefings concerning all

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               current business activities engaged in by Employee on behalf of the Employer.

          c. Employee shall cooperate reasonably with the Employer in the transition of Employee's responsibilities to other employees of the Employer including, without limitation, being available by telephone during normal business hours to answer questions and to assist other employees or designees of the Employer.

          d. Employee shall promptly submit to the Employer an expense account report accounting for all business expenses charged by Employee to the Employer and all advances received, and repay the Employer for all advances and all non-business related items charged by Employee to the Employer, if any. Employee hereby agrees that such advances and non-business related expenses may, at the option of the Employer, be deducted by the Employer from any of its payments to Employee under this Agreement.

     6. In addition to the confidentiality and nonsolicitation covenants contained in that certain Confidentiality and Non-Competition Agreement dated as of September 7, 1997, by and between Employee and Employer, Employee agrees that, for a period of one (1) year from the of separation, Employee shall maintain in confidence and shall not, directly or indirectly, use, publish or otherwise disclose to any competitor or other third party any trade secrets

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

          disclosed to the Employee in confidence. For purposes of this paragraph, trade secret means information that derives independent economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and is subject to efforts that are reasonable under the circumstances to maintain its secrecy. All duties and obligations set forth herein shall be in addition to those which exist at common law and pursuant to statute. In addition, Employee agrees not to recruit or hire any current Employer associates for a period of one (1) year.

     7. Employee hereby agrees to immediately turn over to the Employer all notes, offering materials, slide shows, investment summaries, memoranda, records, documents and all other information, no matter how produced or reproduced, kept by Employee or in Employee's possession or control, used in or pertaining to the business of the Employer, it being hereby acknowledged that all of said items are the sole and exclusive property of the Employer.

     8. Except as may be required to the contrary by the final order issued by a court of competent jurisdiction and except for any communication with members of Employee's immediate family and any attorney or accountant rendering advice to Employee in connection with this Agreement, Employee and Employer shall not, directly or indirectly, discuss or communicate the facts of this Agreement, or any of its terms and provisions with any third party.

     9. The Employer agrees not to contest the Employee's claim for unemployment

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          benefits.

     10. From and after the date of presentment of this Agreement, Employee shall not, directly or indirectly, take any action which is in fact, or is intended to be, contrary to the interests of the Employer, nor will Employee disparage or make negative, derogatory or defamatory statements about the Employer, its related and affiliated entities and their trustees, directors, officers, employees, agents or representatives, or any of them, to any other person or business entity. Employer shall not make any negative, derogatory or defamatory statements about Employee. All requests for references for Employee shall be referred to R. Scot Sellers. Mr. Sellers will make a general statement to the effect that it is not the practice of Employer to provide references regarding prior performance of employees, but that Employer will, if requested, provide information regarding the dates of employment, rate of pay and last title held.

     11. Nothing in this Agreement shall be deemed an admission of wrongdoing or any kind of liability by either party.

     12. In the event Employee engages in a material breach of any of the terms or provisions of this Agreement, all of Employee's obligations shall remain and shall be enforceable, but the Employer's obligations under this Agreement shall immediately terminate, including, without limitation, all remaining monetary obligations of the Employer to Employee which are outstanding at

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          the time of said breach. Similarly, Employee shall be relieved of any further obligation under this Agreement if Employer materially breaches its covenants in this Agreement.

     13. This Agreement shall be binding upon and inure to the benefit of both parties, their successors and assigns, and any affiliated or related entity, as well as Employee's heirs, assigns, administrators, executors and legal representatives.

     14. This instrument constitutes the entire agreement between the parties with respect to the matters addressed herein, and may not be modified or amended in any way except by a subsequent, written agreement between the parties.

     15. If any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable. This Agreement as thus amended shall be enforced so as to give effect to the intention of the parties insofar as this is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

     16. This Agreement shall be construed in accordance with the laws of the State of

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          Colorado.

     17. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

     18. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

     19. Employee may revoke this Agreement within seven days of Employee's signing it. Revocation should be delivered to Employer's offices at 7670 S. Chester, Suite 100, Englewood, CO, attention Sharon Orlopp, Vice President Human Resources. For such revocation to be effective, the notice and the cashier's check must be received no later than 5:00 p.m. on the seventh calendar day after Employee signs this Agreement. If Employee does not revoke this Agreement within seven days, this Agreement shall be effective on the next calendar day.

     20. Employee affirms that Employee has been given a period of at least twenty one days within which to consider this Agreement, and that Employee has carefully read and reviewed all the terms and conditions contained in this Agreement and fully understands this Agreement to be a release of all claims, known or unknown, present or future, that Employee has or may have against the Employer arising out of Employee's employment by Employer or its termination. Employee also

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          affirms that Employee has been advised to consult with an attorney prior to executing this Agreement and that Employee has, in fact, been given full opportunity to review this Agreement with counsel, and that Employee signs it voluntarily of his own volition, without duress or coercion. Employee represents that Employee is signing this Agreement because of the compensation to be paid by Employer under this Agreement which exceeds separation compensation generally available under the Employer's policies.

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     IN WITNESS THEREOF, the parties have executed this Agreement on the date(s)
set forth below.


                              Archstone Communities


                              By:       /s/ Patrick R. Whelan
                                  ----------------------------------
                                        Patrick R. Whelan

                              Date: March 3, 2000
                                   ---------------------------------


                              Employee: Jay Jacobson


                                        /s/ Jay S. Jacobson
                              --------------------------------------
                                            (Signature)


                              Date: March 3, 2000
                                   ---------------------------------

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State of Texas            )
                          )
County of Travis          )

     The above and foregoing was acknowledged before me this third day of March, 2000, by Jay Jacobson.

                                           /s/ Yvonne Gonzalez
                                     --------------------------------
                                              Notary Public

My Commission expires April 22, 2003.


County of Travis          )
                          )
State of Texas            )

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